UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 9, 2013	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On December 9, 2013, Comtech Telecommunications Corp. (the “Company”) issued a press release announcing its results of operations for its first quarter ended October 31, 2013 and updated its fiscal 2014 financial guidance.

A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 2.02 (including the exhibit hereto) relating to this announcement shall not be deemed filed under the Securities and Exchange Commission’s rules and regulations and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01    Other Events.

On December 9, 2013, the Company announced that its Board of Directors (the “Board”) took the following actions: (i) raised its annual target dividend from $1.10 per share to $1.20 per share, (ii) declared a quarterly cash dividend of $0.30 per share payable on February 19, 2014 to shareholders of record at the close of business on January 17, 2014; and (iii) authorized an increase to its existing stock repurchase program from $50.0 million to $100.0 million.

A copy of the press release announcing the foregoing Board actions is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1
Press Release, dated December 9, 2013, reporting the financial results of the Company for its first quarter ended October 31, 2013, and updating its fiscal 2014 financial guidance (furnished and not filed herewith solely pursuant to Item 2.02).

99.2
Press Release, dated December 9, 2013, announcing that the Company’s Board increased its annual target dividend, declared a quarterly cash dividend and authorized an increase to its current stock repurchase program from $50.0 million to $100.0 million (furnished and not filed herewith solely pursuant to Item 8.01).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    December 9, 2013

By:	/s/ Michael D. Porcelain Name: Michael D. Porcelain Title: Senior Vice President and
Chief Financial Officer